EXHIBIT 99.1

FOR IMMEDIATE RELEASE

BioNexus Gene Lab Corp. Completes Chemrex Governance Restructuring; Appoints Matthew Barsing as Chairman

Enhanced board oversight aligns subsidiary with disciplined capital allocation and strategic evaluation framework

KUALA LUMPUR, Malaysia – February 23, 2026 – BioNexus Gene Lab Corp. (Nasdaq: BGLC) (“BioNexus” or the “Company”), today announced the completion of a governance restructuring of its wholly owned subsidiary, Chemrex Corporation Sdn. Bhd. (“Chemrex”).

As part of this restructuring, Chemrex’s board has been streamlined to two directors:

•	Matthew L. Barsing, Chairman

•	Angeline Chong, Chief Financial Officer of BioNexus, Director

New officers are expected to be appointed in the coming months. Chemrex remains a wholly owned private subsidiary of BioNexus and operates under the oversight framework of the BioNexus Board of Directors and its committees.

Governance-Led Strategic Alignment

The restructuring follows an internal governance review designed to align subsidiary-level oversight with the Company’s reporting, capital review, and compliance processes. Financial supervision and reporting protocols at Chemrex have been consolidated to ensure consistency with parent-level governance standards.

Matthew Barsing is a governance-focused board advisor and economic strategist with over 25 years of experience working with governments, institutional stakeholders, and companies across ASEAN, Australia, and emerging markets. He previously served as Head of Foreign Direct Investment at Malaysia’s Multimedia Development Corporation (MDeC), where he led multinational investor engagement, regulatory navigation, and inter-agency coordination.

He currently serves as Director and Board Member of EPS Consultants, providing governance oversight and cross-border operational risk management across Asia-Pacific. He is also a Mentor at Orbit Startups, a global venture capital firm that invests in emerging and frontier markets, and contributed to Malaysian national AI-related working group initiatives focused on institutional readiness and technology adoption.

The Company believes this appointment strengthens Chemrex’s governance discipline and enhances board-level oversight as strategic evaluations continue.

Capital Allocation Framework and Strategic Evaluation

As disclosed in prior filings, the BioNexus Board has authorized management to evaluate potential expansion initiatives at Chemrex, including biotechnology-focused development opportunities. In July 2025, the Board approved a staged capital allocation framework to support potential operational upgrades, subject to ongoing evaluation, execution planning, and market conditions.

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The Company continues to assess the optimal strategic direction for Chemrex, which may include advanced manufacturing, healthcare-related infrastructure, or other technology-aligned initiatives consistent with BioNexus’s broader platform strategy.

No definitive commitments have been made regarding the final scope, timing, or scale of any initiative under evaluation.

Strengthened Oversight and Execution Readiness

The governance restructuring centralizes financial supervision at the subsidiary level and enhances reporting alignment with the parent company. The Company has implemented strengthened capital expenditure review processes, enhanced reporting protocols, and consolidated board-level accountability to ensure disciplined evaluation of strategic alternatives.

BioNexus believes this streamlined structure improves execution readiness while preserving flexibility as the Chemrex strategic review progresses.  Furthermore, BioNexus believes this reconstituted board provides the decisive leadership required to efficiently conclude the previously disclosed legacy reviews and finalize the subsidiary's operational restructuring, paving the way for the next phase of corporate growth.

Management Commentary

“Chemrex represents a strategic platform within our broader technology ecosystem,” said Sam Tan, Chief Executive Officer of BioNexus Gene Lab Corp. “The Board’s capital allocation framework provides flexibility to evaluate growth-oriented initiatives while maintaining prudent oversight and disciplined capital management.”

Matthew Barsing, Chairman of Chemrex, added: “Our focus is governance, accountability, and structured execution. We will continue to assess strategic opportunities that align with BioNexus’s long-term objectives while ensuring appropriate regulatory awareness and capital discipline.”

Looking Ahead

The Company intends to provide further updates as its Chemrex strategic evaluation advances and material milestones are determined and achieved.

About BioNexus Gene Lab Corp.

BioNexus Gene Lab Corp. (NASDAQ: BGLC) is a biotechnology company advancing precision diagnostics, gene-based technologies, and AI-integrated healthcare solutions. The Company is developing a cross-border platform spanning precision medicine, biologics manufacturing infrastructure, and technology-enabled healthcare systems in Asia and the United States.

For more information, please visit www.bionexusgenelab.com.

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Investor Relations

BioNexus Gene Lab Corp.

Email: IR@BIONEXUSGENELAB.COM

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the Company’s strategic evaluation of Chemrex Corporation Sdn. Bhd., the potential deployment of the previously authorized capital allocation framework, the possible pursuit of advanced manufacturing, biotechnology-focused, healthcare infrastructure, or other technology-aligned initiatives, anticipated governance benefits from the subsidiary board restructuring, execution readiness, regulatory alignment, capital discipline, and the Company’s broader precision diagnostics and AI-integrated healthcare strategy.

These forward-looking statements are based on current expectations, assumptions, and projections of management and involve known and unknown risks and uncertainties that may cause actual results, performance, or developments to differ materially from those expressed or implied. Factors that could cause actual results to differ materially include, without limitation:

•	the Company’s ability to identify, structure, finance, or execute any strategic initiative at Chemrex;

•	risks associated with capital allocation decisions, including the timing, scope, and effectiveness of any operational upgrades;

•	regulatory approvals, licensing requirements, and compliance obligations in Malaysia or other jurisdictions;

•	the availability of qualified personnel and technical resources;

•	market demand for any future services or capabilities that may be developed;

•	integration risks associated with business transitions or operational repositioning;

•	changes in economic conditions, capital markets conditions, or geopolitical developments in the ASEAN region;

•	risks related to liquidity, financing availability, and the Company’s ability to fund strategic initiatives;

•	competition and technological developments; and

•	other risks described in the Company’s filings with the U.S. Securities and Exchange Commission, including its most recent Form 10-K and Form 10-Q.

There can be no assurance that any initiative under evaluation will be pursued, successfully implemented, or generate anticipated results. The authorization of a capital allocation framework does not obligate the Company to deploy such capital, and deployment remains subject to ongoing evaluation, market conditions, regulatory considerations, and Board oversight.

Forward-looking statements speak only as of the date of this press release. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

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